UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2010

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL	60169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On May 19, 2010, Career Education Corporation (the “Registrant”) held its Annual Meeting of Stockholders.

(b) Registrant’s stockholders voted as follows to elect nine directors to Registrant’s Board of Directors:

Directors:	Votes For:	Against:	Abstain:	Broker Non-Votes
Dennis H. Chookaszian	71,981,800	1,974,766	83,358	2,459,870
David W. Devonshire	72,423,491	1,615,009	1,424	2,459,870
Patrick W. Gross	65,194,866	8,761,700	83,358	2,459,870
Gregory L. Jackson	73,867,628	171,496	800	2,459,870
Thomas B. Lally	73,708,695	247,871	83,358	2,459,870
Steven H. Lesnik	73,799,625	156,317	83,982	2,459,870
Gary E. McCullough	73,880,621	157,879	1,424	2,459,870
Edward A. Snyder	72,427,358	1,611,766	800	2,459,870
Leslie T. Thornton	73,887,860	152,064	0	2,459,870

(c) Registrant’s stockholders voted as follows to approve the Career Education Corporation Employee Stock Purchase Plan Amendment and Restatement Effective January 1, 2010:

Votes For:	Against:	Abstain:	Broker Non-Votes
73,723,374	302,667	13,883	2,459,870

(d) Registrant’s stockholders voted as follows to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm to audit Registrant’s financial statements for the year ended December 31, 2010:

Votes For:	Against:	Abstain:	Broker Non-Votes
74,016,956	2,481,541	1,297	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Michael J. Graham
Michael J. Grahan
Executive Vice President and Chief Financial Officer

Dated: May 20, 2010